Exhibit 99.1
News

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645
Investor contact: William J. Moss
Vice President, Treasurer
(201) 571-4019
Press contact: Lauren La Bruno
Senior Director, Public Relations
(201) 571-4495
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
ANNOUNCES RESULTS FOR ITS THIRD QUARTER ENDED
DECEMBER 5, 2009

RESULTS INCLUDE IMPAIRMENT CHARGES OF $413 MM
MONTVALE, N.J. — January 12, 2010 — The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol:GAP) today announced fiscal 2009 third quarter and year to date results for the 12 and 40 weeks ended December 5, 2009.
Sales for the third quarter were $2.0 billion versus $2.1 billion last year. Comparable store sales decreased 5.8%. For the third quarter, excluding non-operating items, adjusted EBITDA was $36 million versus $78 million last year. Adjusted loss from operations was $20.1 million versus adjusted income from operations of $17.4 million in last year’s third quarter. The non-operating items excluded from adjusted income from operations are listed on Schedule 3 of the press release and adjusted EBITDA is reconciled to net cash from operating activities on Schedule 4. For the third quarter, reported loss from continuing operations was $502.4 million which includes charges of $412.6 million for goodwill, trademark and long-lived asset impairment and $16 million for mark to market adjustments related to financial liabilities. Loss from continuing operations in the comparable period of the prior year totaled $3.8 million, and included income of $23 million for mark to market adjustments related to financial liabilities.
Sales for the 40 weeks year to date were $6.8 billion versus $7.2 billion in 2008. Comparable store sales decreased 4.2%. Excluding non-operating items, adjusted EBITDA was $180 million versus $241 million last year. Adjusted loss from operations was $11.8 million versus adjusted income from operations of $39.9 million last year. The non-operating items excluded from adjusted income from operations are listed on Schedule 3 of the press release and adjusted EBITDA is reconciled to net cash from operating activities on Schedule 4. Year to date reported loss from continuing operations was $622.9 million which includes charges of $412.6 million for goodwill, trademark and long-lived asset impairment and $25 million for mark to market adjustments related to financial liabilities. Loss from continuing operations in the comparable period of the prior year totaled $5.3 million, and included income of $114 million for mark to market adjustments related to financial liabilities.
Christian Haub, Executive Chairman of the Board, said, “The US food retail market continues to face one of the most difficult and challenging environments in many years which analysts expect will extend through the first half of 2010. Unemployment, deflation and the resulting price competition combined with consumers’ drastic changes in spending behavior has severely impacted both our industry and our business.

Since assuming the role of interim CEO, I have launched efforts to assess all aspects of our business and to develop initiatives to improve our performance in the short term. During this important process, we have been fully engaged with Yucaipa and have leveraged their significant skills and industry expertise. We have determined that our previous merchandising and marketing programs did not meet the consumer’s changing needs. As a result, we have been changing our go-to-market direction and implemented a number of initiatives to mitigate the negative external influences and provide our customers with better value, service and quality products.
This quarter marks the transition to a different approach which we expect will translate to improved performance in the coming months. At the same time, we are working together with Yucaipa to develop longer-term strategies to drive sustainable success in the future. These efforts combined with our strong strategic position in the Northeast, our superior store base and our resolve to implement strategic changes makes me confident in the Company’s long-term prospects.”
About A&P

Founded in 1859, A&P is one of the nation’s first supermarket chains. The Company operates 433 stores in 8 states and the District of Columbia under the following trade names: A&P, Waldbaum’s, Pathmark, Pathmark Sav-a-Center, Best Cellars, The Food Emporium, Super Foodmart, Super Fresh and Food Basics.
The Company invites investors and other interested parties to listen to a live audio Webcast to be held at 11:00 AM Eastern Time today, at which members of the Company’s senior management team will discuss the Company’s third quarter results. The Webcast may be accessed through a link on the “Investors” page of the Company’s Website, www.aptea.com. Listeners who cannot participate in the live broadcast will be able to hear a recorded replay of the broadcast beginning this afternoon and available through February 9, 2010.
Effective March 28, 2003, the Securities and Exchange Commission (“SEC”) adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. The Company uses the non-GAAP measures “Adjusted income (loss) from operations”, “EBITDA” and “adjusted ongoing operating EBITDA” to evaluate the Company’s liquidity and these are among the primary measures used by management for planning and forecasting of future periods. Adjusted income (loss) from operations is defined as income (loss) from operations adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. EBITDA is defined as earnings before interest expense, interest and dividend income, taxes, depreciation, amortization, nonoperating income (loss) and discontinued operations. Adjusted ongoing, operating EBITDA is defined as EBITDA adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Adjusted ongoing, operating EBITDA is reconciled to Net Cash used in Operating Activities on Schedule 4 of this release.
This release contains forward-looking statements about the future performance of the Company, which are based on Management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: various operating factors and general economic conditions; competitive practices and pricing in the food industry generally and particularly in the Company’s principal geographic markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the capital markets which may affect the Company’s cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company’s vendors; and changes in economic conditions which may affect the buying patterns of the Company’s customers.
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The Great Atlantic & Pacific Tea Company, Inc.
Schedule 1 — GAAP Earnings for the 12 and 40 weeks ended December 5, 2009 and November 29, 2008
(Unaudited)
(In thousands, except share amounts and store data)

	For the 12 Weeks Ended		For the 40 Weeks Ended
	December 5,	November 29,	December 5,	November 29,
	2009	2008 (2)	2009	2008 (2)

Sales	$1,962,692	$2,120,954	$6,817,996	$7,226,255
Cost of merchandise sold	(1,372,108)	(1,460,569)	(4,759,185)	(5,030,741)

Gross margin	590,584	660,385	2,058,811	2,195,514
Store operating, general and administrative expense	(631,175)	(648,476)	(2,109,804)	(2,193,037)
Goodwill, trademark and long-lived asset impairment	(412,560)	—	(412,560)	—

(Loss) income from operations	(453,151)	11,909	(463,553)	2,477
Nonoperating (loss) income (1)	(15,944)	22,777	(24,898)	114,269
Interest expense	(45,769)	(37,511)	(148,576)	(119,117)
Interest and dividend income	51	86	143	553

Loss from continuing operations before income taxes	(514,813)	(2,739)	(636,884)	(1,818)
Benefit from (provision for) income taxes	12,375	(1,038)	13,983	(3,460)

Loss from continuing operations	(502,438)	(3,777)	(622,901)	(5,278)
Discontinued operations:
Loss from operations of discontinued businesses, net of tax	(57,148)	(12,466)	(82,154)	(30,624)
Income on disposal of discontinued operations, net of tax	—	1,831	—	4,653

Loss from discontinued operations	(57,148)	(10,635)	(82,154)	(25,971)

Net loss	$(559,586)	$(14,412)	$(705,055)	$(31,249)

Loss per share — basic:
Continuing operations	$(9.43)	$(0.07)	$(11.76)	$(0.10)
Discontinued operations	(1.07)	(0.20)	(1.55)	(0.52)

Net loss per share — basic	$(10.50)	$(0.27)	$(13.31)	$(0.62)

Net loss per share — diluted:
Continuing operations	$(12.85)	$(1.62)	$(22.36)	$(2.69)
Discontinued operations	(1.50)	(0.28)	(3.06)	(0.49)

Net loss per share — diluted	$(14.35)	$(1.90)	$(25.42)	$(3.18)

Weighted average common shares outstanding — basic	53,420,248	52,391,948	53,139,840	50,362,875

Weighted average common shares outstanding — diluted	37,993,212	37,908,889	26,844,195	52,636,853

Gross margin rate	30.09%	31.14%	30.20%	30.38%
Store operating, general and administrative expense rate	32.16%	30.57%	30.94%	30.35%

A&P depreciation and amortization	$55,813	$60,538	$191,385	$201,362

Number of stores operated at end of period	433	444	433	444

(1)	Non operating income reflects the fair value adjustments related to the conversion features, financing warrants, and Series A and Series B warrants.

(2)	Operating results for the 12 and 40 weeks ended November 29, 2008 have been adjusted as a result of the retrospective application of FSP APB 14-1, which was adopted during the first quarter of fiscal 2009.

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 2 — Condensed Balance Sheet Data
(Unaudited)
(In millions, except per share and store data)

	December 5,	February 28,
	2009	2009 (1)

Cash and short-term investments	$282	$175

Other current assets	735	744

Total current assets	1,017	919

Property-net	1,570	1,724

Other assets	438	902

Total assets	$3,025	$3,545

Total current liabilities	$768	$747

Total non-current liabilities	2,616	2,508

Series A redeemable preferred stock	44	—

Stockholders’ equity	(403)	290

Total liabilities and stockholders’ equity	$3,025	$3,545

Other Statistical Data

Total Debt and Capital Leases	$1,145	$1,085
Total Long Term Real Estate Liabilities	330	330
Temporary Investments and Marketable Securities	(190)	(74)

Net Debt	$1,285	$1,341

Total Retail Square Footage (in thousands)	18,226	18,386

Book Value Per Share	$(7.01)	$5.03

	For the 40 weeks ended	For the 40 weeks ended
	December 5,	November 29,
	2009	2008

Capital Expenditures	$72	$86

(1)	Certain balances as of February 28, 2009 have been adjusted as a result of the retrospective application of FSP APB 14-1, which was adopted during the first quarter of fiscal 2009.

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 3 — Reconciliation of GAAP (Loss) Income from Operations to Adjusted (Loss) Income from Operations for the 12 and 40 weeks ended December 5, 2009 and November 29, 2008
(Unaudited)
(In thousands)

	For the 12 weeks ended		For the 40 weeks ended
	December 5,	November 29,	December 5,	November 29,
	2009	2008	2009	2008

As reported (loss) income from operations	$(453,151)	$11,909	$(463,553)	$2,477

Adjustments:
Goodwill, trademark and long-lived asset impairment	412,560	—	412,560	—
Net restructuring and other	915	2,525	5,735	25,095
Real estate related activity	20,584	1,720	29,812	8,080
Pension withdrawal costs	—	—	2,445	—
LIFO provision	(981)	1,269	1,185	4,231

Total adjustments	433,078	5,514	451,737	37,406

Adjusted (loss) income from operations	$(20,073)	$17,423	$(11,816)	$39,883

A&P depreciation and amortization	$55,813	$60,538	$191,385	$201,362

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 4 — Reconciliation of GAAP Net Cash Used in Operating Activities to Adjusted EBITDA
for the 12 and 40 weeks ended December 5, 2009 and November 29, 2008
(Unaudited)
(In thousands)

	12 Weeks Ended		40 Weeks Ended
	December 5,	November 29,	December 5,	November 29,
	2009	2008 (1)	2009	2008 (1)

Net cash used in operating activities	$(72,433)	$(17,390)	$(51,896)	$(48,214)
Adjustments to calculate EBITDA:
Goodwill and trademark impairment	(371,740)	—	(371,740)	—
Long-lived asset impairment	(42,247)	(882)	(45,986)	(2,667)
Net interest expense	45,718	37,425	148,433	118,564
Non-cash interest expense	(7,708)	(6,165)	(35,101)	(20,120)
Asset disposition initiatives	(48,767)	(4,906)	(57,765)	(9,824)
Occupancy charges for normal store closures	(20,215)	618	(38,589)	(6,537)
(Loss) gain on disposal of owned property	(2,352)	(79)	1,228	362
Loss from operations of discontinued operations	57,148	12,466	82,154	30,624
(Benefit from) provision for income taxes	(12,375)	1,038	(13,983)	3,460
Deferred income tax benefit	12,013	—	12,013	—
Pension withdrawal costs	—	—	(2,445)	—
LIFO reserve	981	(1,269)	(1,185)	(4,231)
Stock compensation expense	(640)	3,363	(4,683)	(3,642)
Working capital changes
Accounts receivable	3,508	(13,183)	(17,946)	2,634
Inventories	2,621	30,603	19,857	53,347
Prepaid expenses and other current assets	13,513	(8,916)	32,943	9,851
Accounts payable	36,376	28,588	(23,771)	(21,710)
Accrued salaries, wages, benefits and taxes	27,421	5,698	41,703	27,939
Other accruals	(24,857)	11,206	(16,145)	13,760
Other assets	(10,040)	(3,557)	5,512	10,161
Other non-current liabilities	14,789	(2,089)	61,092	48,895
Other, net	1,948	(122)	4,132	1,187

Total A&P EBITDA	(397,338)	72,447	(272,168)	203,839

Adjustments:

Goodwill, trademark and long-lived asset impairment	412,560	—	412,560	—
Net restructuring and other	915	2,525	5,735	25,095
Real estate related activity	20,584	1,720	29,812	8,080
Pension withdrawal costs	—	—	2,445	—
LIFO provision	(981)	1,269	1,185	4,231

Total adjustments	433,078	5,514	451,737	37,406

Adjusted A&P ongoing operating EBITDA	$35,740	$77,961	$179,569	$241,245

(1)	Certain balances for the 12 and 40 weeks ended November 29, 2008 have been adjusted as a result of the retrospective application of FSP APB 14-1, which was adopted during the first quarter of fiscal 2009.